UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 8, 2009

(Date of earliest event reported)

Triple Crown Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51636	20-3012824
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

725A Old Norcross Road, Lawrenceville, GA	725A Old Norcross Road, Lawrenceville, GA
(Address of principal executive offices)	(Address of principal executive offices)

Registrant’s telephone number, including area code: (770) 338-7351

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01	Entry into a Material Definitive Agreement

General

As previously disclosed, on September 14, 2009, Triple Crown Media, Inc. (the “Company”) and its subsidiaries (collectively, the “Debtors”) filed voluntary petitions for relief under Chapter 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) (Case No. 09-13181). On October 16, 2009, the Debtors filed with the Bankruptcy Court The First Amended Joint Plan of Reorganization (as amended and supplemented, the “Plan”) and the Disclosure Statement (as amended and supplemented, the “Disclosure Statement”). On December 8, 2009, the Court approved the pre-arranged Plan, following a unanimous vote in favor of the Plan by the Company’s classes of claimants. The Court entered its order confirming the Plan on December 8, 2009, a copy of which order is filed as Exhibit 99.1 to this Current Report.

As of December 8, 2009 (the “Effective Date”), the Debtors consummated the reorganization contemplated by the Plan and emerged from Chapter 11 bankruptcy proceedings. Upon the consummation of the Plan, the Company’s existing common stock was cancelled, and the Company issued an aggregate of 95 of shares of common stock and reserved an additional 5 shares of common stock for future issuance as follows.

•

The Company’s approximately $35 million of second lien senior secured debt was exchanged for $10 million of new second lien secured notes and 90 shares of the new common stock of the reorganized Company. This exchange resulted in ownership of approximately 74% of the new common stock by funds managed by GoldenTree Asset Management, LP.

•	The Company’s approximately $27 million of existing convertible preferred stock was exchanged for 5 shares of the new common stock of the reorganized Company.

•	The reorganized Company has reserved 5 shares of the new common stock for issuance under management compensation programs.

The Company’s approximately $40 million of existing first lien senior secured debt was assumed and reinstated by the reorganized Company. All other creditors of the Company were, or will be, paid in full.

In accordance with the Plan, the Debtors entered into the following material agreements:

Amendment No 6. to First Lien Credit Agreement

On the Effective Date, the Company, and its subsidiaries entered into Amendment No. 6 to the First Lien Senior Secured Credit Agreement (“Amendment No. 6”) with Deutsche Bank Trust Company Americas, as administrative agent, and certain other lenders.

Under Amendment No. 6, the First Lien Senior Secured Credit Agreement, dated as of December 30, 2005 (as subsequently amended, the “First Lien Credit Agreement”) was amended to, among other things, increase the threshold of surplus cash that Triple Crown Media, LLC must be holding during the first fiscal quarter of calendar year 2010 before it would be forced to prepay certain amounts owing under the First Lien Credit Agreement, add references to the Second Lien Note Agreement (as defined below) and otherwise incorporate changes necessitated by the Company’s reorganization.

The foregoing description of Amendment No. 6 is a summary of, and is qualified in its entirety by, Amendment No. 6, a copy of which is filed herewith as Exhibit 10.1.

Second Lien Note Agreement

On the Effective Date, the Company entered into a Second Lien Senior Secured Note Agreement (the “Second

Lien Note Agreement”) among the Company, its subsidiaries, Wilmington Trust FSB, as administrative and collateral agent, and certain initial holders.

Under the Second Lien Note Agreement, the Company has issued notes in an aggregate principal amount of $10,000,000. Pursuant to the terms of the notes and the Second Lien Note Agreement, until an event of default (as defined in the Second Lien Note Agreement), the notes will bear interest at annual rate of 7.00%. Pursuant to the Plan, the Second Lien Note Agreement supersedes and replaces the Company’s Second Lien Senior Secured Credit Agreement dated as of December 30, 2005 (the “Replaced Second Lien Credit Agreement”), under which the Company had approximately $35 million in outstanding debt. Accordingly, the Company received no new proceeds from the Second Lien Note Agreement.

The foregoing description of the Second Lien Note Agreement is a summary of, and is qualified in its entirety by, the Second Lien Note Agreement, a copy of which is filed herewith as Exhibit 10.2.

Intercreditor Agreement

On the Effective Date, the Company entered into the Amended and Restated Intercreditor Agreement (the “Intercreditor Agreement”). Among other things, the Intercreditor Agreement governs the priority of the security interests of the Company’s first and second lien creditors, the rights of the such creditors to enforce the Company’s obligations to such creditors, and the application of proceeds between the creditors. The Intercreditor Agreement supersedes and replaces the Company’s prior intercreditor agreement dated as of December 30, 2005.

The foregoing description of the Intercreditor Agreement is a summary of, and is qualified in its entirety by, the Intercreditor Agreement, a copy of which is filed herewith as Exhibit 10.3.

Stockholders Agreement

On the Effective Date, the Company entered into the Stockholders Agreement with its stockholders (the “Stockholders Agreement”). The Stockholders Agreement, among other things, (i) provides tag along rights to stockholders in the event of certain share sales by the majority stockholders (ii) provides drag along rights to the majority stockholders in share sale transactions that will result in a change in control of the Company; (iii) provides for registration rights, including demand registration rights for the Majority Holders (as defined in the Stockholders Agreement) and piggyback registration rights for other stockholders party to the Stockholders Agreement; (iv) imposes certain covenants on the Company, including covenants to indemnify directors and officers and provide directors’ and officers’ insurance, (v) provides for certain restrictions on transfer of shares of common stock, and (vi) imposes confidentiality restrictions on the stockholders.

The foregoing description of the Stockholders Agreement is a summary of, and is qualified in its entirety by, the Stockholders Agreement, a copy of which is filed herewith as Exhibit 4.1.

Item 1.02	Termination of a Material Definitive Agreement

Pursuant to the Plan and the confirmation order, on the Effective Date, the Company’s debts of approximately $35 million under the Replaced Second Lien Credit Facility were cancelled and replaced by the Second Lien Note Agreement, as further described above.

Item 1.03	Bankruptcy or Receivership

See Item 1.01 above.

The Company’s had assets of $34,624,987 and liabilities were $87,222,472 as of November 30, 2009.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above for a description of the Second Lien Note Agreement.

Item 3.02	Unregistered Sale of Equity Securities

On the Effective Date, the Company issued 90 shares of common stock to its former lenders under the Replaced Second Lien Credit Facility. In addition, the Company issued 5 shares of common stock to its former preferred shareholders. The circumstances under which the registrant issued such shares of common stock are set forth in Item 1.01 above. The issuance of these shares of common stock is exempt under Section 1145 of the U.S. Bankruptcy Code.

Item 5.01	Changes in Control of the Registrant

As of the Effective Date, GoldenTree Asset Management, LP acquired control of the reorganized Company as a result of the acquisition by funds managed by it of approximately 74% of the new common stock of the reorganized Company. For a description of the exchange which resulted in such acquisition, see Item 1.01. For a listing of the new directors of the Company that are affiliated with GoldenTree Asset Management, LP, see Item 5.02.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Plans.

Departing Directors

Pursuant to the Plan, the following individuals ceased to be directors of the Company as of the Effective Date: Gerald N. Agranoff, James W. Busby, Hilton H. Howell, Jr., Monte C. Johnson, and George E. Nicholson.

Messrs. Agranoff, Busby, Johnson and Nicholson served on the Audit Committee. Messrs. Johnson, Howell, Busby and Agranoff served on the Nominating, Corporate Governance and Compensation Committees. Mr. Howell served as the Chairman of the Board.

Newly Appointed Directors

Pursuant to the Plan, the following individuals became members of the Company’s Board of Directors as of the Effective Date: Ted S. Lodge, Steve Shapiro, Thomas Stultz, and Paul B. Healy. Mr. Lodge is a partner and Mr. Shapiro is a founding partner of GoldenTree Asset Management, LP.

Continuing Directors

Robert S. Prather, Jr. is remaining as a director of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the Company’s reorganization and emergence from Chapter 11, the Company adopted an Second Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated By-Laws (the “Bylaws”), effective as of the Effective Date. The following sets forth a description of the key provisions of the Certificate and the Bylaws and is a summary of, and is qualified in its entirety by the Certificate and the Bylaws, copies of which are filed herewith as Exhibits 3.1 and 3.2.

Certificate

Authorized Capital Stock and Voting. The total number of shares of all classes of stock that the Company is authorized to issue is 1,000 shares of common stock, $0.01 par value per share. Each share of common stock is entitled to one vote.

Change in number of Authorized Shares. Irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the holders of a majority of the voting power of the corporation entitled to vote may increase or decrease the number of authorized shares of stock.

Limitation on Directors’ Liability. The Certificate contains a provision eliminating the personal liability of the Company’s directors to the Company and its stockholders to the fullest extent permitted by applicable law.

Indemnification of Directors and Officers. The Certificate also contains provisions generally providing for indemnification of, and advancement of expenses to, the Company’s directors and officers to the fullest extent permitted by applicable law.

Renunciation of Business Opportunities Doctrine. The Company has renounced any interest in being offered opportunities to participate in business opportunities presented to its officers, directors or stockholders other than those officers, directors, or stockholders who are also employees of the Company.

Opt out of DGCL 203. The Company has elected not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

Bylaws

Special Meetings of Stockholders. The Chairman of the Board of Directors, the President of the Company or the Board of Directors may call a special meeting of stockholders; however, no stockholder or other person is given the authority to call a special meeting.

Quorum at Meeting of Stockholders. The Bylaws provide that the presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum except as otherwise required by law, the Certificate or the Bylaws.

Number of Directors. The number of the directors of the Company is to be set by the Board of Directors. The initial board consists of five members.

Vacancies on the Board of Directors. Vacancies and newly created directorships may be filled by the vote of the shareholders, or by a majority of the directors then in office.

Removals of Directors. Any director may be removed from office with our without cause by the vote of the holders of a majority of the issued and outstanding shares entitled to vote in the election of such director.

Officers. The officers of the Company will include a president, a treasurer, a secretary and such other officers, if any, as the Board of Directors may elect or appoint.

Transactions with Interested Parties. A related party transaction requires the approval the stockholders or a majority of disinterested directors or such transaction must be fair as to the corporation at the time of its approval.

Fiscal Year. The fiscal year of the Company will end on June 30 of each calendar year.

Amendments. The Bylaws may be adopted, amended, or repealed by a vote of a majority of the directors then in office or by a vote of a majority of the voting power of the stock outstanding and entitled to vote.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of Triple Crown Media, Inc.

3.2	Amended and Restated By-Laws of Triple Crown Media, Inc.

4.1	Stockholders Agreement among Triple Crown Media, Inc. and the stockholders party thereto.

10.1	Amendment No. 6 to the First Lien Senior Secured Credit Agreement among Triple Crown Media, Inc., certain of its affiliates, Deutsche Bank Trust Company Americas, as administrative agent, and certain other lenders.

10.2	Second Lien Senior Secured Note Agreement among Triple Crown Media, Inc., certain of its affiliates, Wilmington Trust FSB, as administrative and collateral agent, and certain initial holders.

10.3	Amended and Restated Intercreditor Agreement by and among Triple Crown Media, Inc., Triple Crown Media LLC, Wilmington Trust, Deutsche Bank Trust Company Americas, and certain other parties.

99.1	Order approving Plan of Reorganization entered on December 8, 2009 by the United States Bankruptcy Court in the District of Delaware.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triple Crown Media, Inc.

Date: December 11, 2009	By:	/s/ Mark G. Meikle
		Name:	Mark G. Meikle
		Title:	Executive Vice President and Chief Financial Officer